EXHIBIT 99.1

Acura Pharmaceuticals, Inc. Announces Investigational New Drug Application

Third IND for Aversion(R) Technology Product Candidates

PALATINE, Ill., March 15, 2010 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today announced clinical evaluation is now allowed under an Investigational New Drug application ("IND") filed with the U.S. Food and Drug Administration ("FDA") for a benzodiazepine product candidate utilizing our Aversion® Technology. The primary active ingredient in this product candidate is intended for the treatment of anxiety disorders. Aversion® Technology is a unique mixture of active and functional inactive ingredients, intended to minimize abuse liability potential of the primary active ingredient. Benzodiazepine products are classified as Schedule IV for potential abuse by the U.S. Drug Enforcement Administration ("DEA"). Acura has now opened three INDs for Aversion® Technology product candidates.

According to Drugs of Abuse, published by the DEA, tranquilizers, which include benzodiazepines, are abused in manners similar to opioid analgesics. The 2008 National Survey on Drug Use and Health estimates that 21.5 million people have abused prescription tranquilizers at some point in their lifetime and 5.1 million have abused tranquilizers in the past year.

About Acura Pharmaceuticals

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates providing limits or impediments to abuse utilizing our proprietary Aversion® Technology, Impede™ Technology, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning the Companies' expectations regarding the development and FDA approval of our product candidates and the market acceptance for our product candidates if approved. Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is on file with the U.S. Securities and Exchange Commission.

CONTACT:  Acura Pharmaceuticals, Inc.
          Peter A. Clemens, SVP & CFO
          847-705-7709